EXHIBIT 16.1

February 19, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: JD INTERNATIONAL LIMITED

File No.: 33-56574

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K dated February 19, 2014 of JD INTERNATIONAL LIMITED and we agree with the statements made therein concerning our firm.

Very truly yours,

/s/ Goldman Accounting Services CPA, PLLC
Goldman Accounting Services CPA, PLLC